Exhibit 12.

United Community Bancshares, Inc. and Subsidiaries
Computation of Ratio of Earnings to Fixed Charges
(Unaudited)

                                                   Six Months Ended
                                                        June 30,
                                                 1997              1996
                                                  (dollars in thousands)
Income before income taxes                     $  4,100         $  3,316

Interest expense                                 10,531            6,875

1/3 rent expense                                    115               49
                                               --------         --------

   Total earnings                              $ 14,746         $ 10,240
                                               ========         ========

Interest expense                               $ 10,531         $  6,875

1/3 rent expense                                    115               49
                                               --------         --------

   Total fixed charges                         $ 10,646         $  6,924
                                               ========         ========

   Ratio including interest on deposits            1.39x            1.48x

Income before income taxes                     $  4,100         $  3,316

Interest expense                                 10,531            6,875

Less interest on deposits                        (8,399)          (5,735)

1/3 rent expense                                    115               49
                                               --------         --------

   Total earnings                              $  6,347         $  4,505
                                               ========         ========

Interest expense                               $ 10,531         $  6,875

Less interest on deposits                        (8,399)          (5,735)

1/3 rent expense                                    115               49
                                               --------         --------

   Total fixed charges                         $  2,247         $  1,189
                                               ========         ========

   Ratio excluding interest on deposits            2.82x            3.79x

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